Exhibit 10.1

AMENDED AND RESTATED

MANAGEMENT CONTINUITY AGREEMENT

This Amended and Restated Management Continuity Agreement (“Agreement”), is made as of January 14, 2022, by and between Atlantic Union Bankshares Corporation, a Virginia corporation (“Bankshares”), which is the parent company of Atlantic Union Bank, a Virginia banking corporation (the “Bank”), the Bank, and Robert M. Gorman (the “Executive”). Bankshares and the Bank shall be collectively referred to herein as the “Company.”

1. Purpose

The Company recognizes that the possibility of a Change in Control exists and the uncertainty and questions that it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. Accordingly, the purpose of this Agreement is to encourage the Executive to continue employment with the Company and/or its affiliates or successors in interest by merger or acquisition after a Change in Control by providing reasonable employment security to the Executive and to recognize the prior service of the Executive in the event of a termination of employment under certain circumstances after a Change in Control.

2. Term of the Agreement

This Agreement will be effective on January 14, 2022 (the “Effective Date”) and will expire on December 31, 2022; provided that on December 31, 2022 and on each December 31st thereafter (each such December 31st is referred to as the “Renewal Date”), this Agreement will be automatically extended for an additional calendar year. This Agreement will not, however, be extended if the Company gives written notice of non-renewal to the Executive no later than September 30th before the Renewal Date (the original and any extended term of this Agreement is referred to as the “Change in Control Period”).

3. Employment after a Change in Control

If a Change in Control of the Company (as defined in Section 12) occurs during the Change in Control Period and the Executive is employed by the Company on the date the Change in Control occurs (the “Change in Control Date”), the Company will continue to employ the Executive in accordance with the terms and conditions of this Agreement for the period beginning on the Change in Control Date and ending on the date that is twenty-four (24) months after the Change in Control Date (the “Employment Period”). If a Change in Control occurs on account of a series of transactions, the Change in Control Date is the date of the last of such transactions.

4. Terms of Employment

(a) Position and Duties. During the Employment Period, (i) the Executive’s position, authority, duties and responsibilities will be at least commensurate in all material respects with the most significant of those held, exercised and assigned to Executive by the Company at any time during the ninety (90)-day period immediately preceding the Change in Control Date and (ii) the Executive’s services will be performed at the location where the Executive was employed immediately preceding the Change in Control Date or any office that is the headquarters of the Company and is less than thirty-five (35) miles from such location.

(b) Compensation.

(i) Base Salary. During the Employment Period, the Executive will receive an annual base salary (the “Annual Base Salary”) at least equal to the base salary paid or payable to the Executive by the Company and its affiliated companies for the twelve-month period immediately preceding the Change of Control Date with such Annual Base Salary paid in accordance with the payroll practices of the Company applicable to all officers (but not less frequently than monthly). During the Employment Period, the Annual Base Salary will be reviewed at least annually and will be increased at any time and from time to time as will be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies. Any increase in the Annual Base

Salary will not serve to limit or reduce any other obligation to the Executive under this Agreement. The Annual Base Salary will not be reduced after any such increase, and the term Annual Base Salary as used in this Agreement will refer to the Annual Base Salary as so increased. The term “affiliated companies” includes any company controlled by, controlling or under common control with the Company.

(ii) Annual Bonus. In addition to the Annual Base Salary, the Executive will be awarded for each year ending during the Employment Period and for which the Executive is employed on the last day of the year an annual bonus (the “Annual Bonus”) in cash at least equal to the average annual bonus paid or payable, including by reason of any deferral, for the two years immediately preceding the year in which the Change in Control Date occurs. Each such Annual Bonus earned will be paid no later than two and one-half months after the end of the year for which the Annual Bonus is awarded.

(iii) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive will be entitled to participate in all incentive (including stock incentive), savings and retirement, insurance plans, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, subject to the terms and conditions of such plans, policies and programs as in effect from time to time.

(iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive’s spouse and/or eligible dependents, as the case may be, will be eligible for participation in and will receive all benefits under welfare benefit plans, policies and programs provided by the Company and its affiliated companies to the extent applicable generally to other peer executives of the Company and its affiliated companies, subject to the terms and conditions of such plans, policies and programs as in effect from time to time.

(v) Fringe Benefits. During the Employment Period, the Executive will be entitled to fringe benefits in accordance with the most favorable plans, policies and programs of the Company and its affiliated companies in effect for the Executive at any time during the six months immediately preceding the Change in Control Date or, if more favorable to the Executive, as in effect generally from time to time after the Change in Control Date with respect to other peer executives of the Company and its affiliated companies.

(vi) Paid Time Off. During the Employment Period, the Executive will be entitled to paid time off in accordance with the most favorable plans, policies and programs of the Company and its affiliated companies in effect for the Executive at any time during the six months immediately preceding the Change in Control Date or, if more favorable to the Executive, as in effect generally from time to time after the Change in Control Date with respect to other peer executives of the Company and its affiliated companies.

5. Termination of Employment Following a Change in Control

(a) Death or Disability. The Executive’s employment will terminate automatically upon the Executive’s death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period, it may terminate the Executive’s employment. For purposes of this Agreement, “Disability” means the Executive’s inability to perform the essential functions of his position with the Company on a full time basis for one hundred and eighty (180) consecutive days or a total of at least two hundred and forty (240) days in any twelve (12)-month period as a result of the Executive’s incapacity due to physical or mental illness as determined pursuant to the Company’s long-term disability policy.

(b) Cause. The Company may terminate the Executive’s employment during the Employment Period for Cause. For purposes of this Agreement, “Cause” means (i) gross incompetence, gross negligence, willful misconduct in connection with the performance of your duties or breach of a fiduciary duty owed to the Company or any affiliated company; (ii) conviction of or entering of a guilty plea or a plea of no contest with respect to a felony or a crime of moral turpitude or commission of an act of embezzlement or fraud against the Company or any affiliated company; (iii) any material breach by the Executive of a material term of this Agreement, including, without limitation, material failure to perform a substantial portion of his duties and responsibilities hereunder, after being advised in writing of such breach or failure and provided a thirty (30)-day opportunity to cure; or (iv) deliberate dishonesty of the Executive with respect to the Company or any affiliated company.

(c) Good Reason. The Executive’s employment may be terminated during the Employment Period by the Executive for Good Reason. The Executive must provide written notice to the Company of the existence of the event or condition constituting such Good Reason within ninety (90) days after the initial occurrence of the event or condition alleged to constitute Good Reason. Upon delivery of such notice by you, the Company shall have a period of thirty (30) days during which it may remedy the event or condition constituting Good Reason, and the Executive’s employment shall continue in effect during such time. In the event the Company shall remedy the event or condition constituting Good Reason, then such notice of termination shall be null and void, and the Company shall not be required to pay any amount due to you under this Section 4(f). If the Company has not remedied the event or condition constituting Good Reason during the thirty (30) day cure period and the Executive does not terminate employment for Good Reason within ninety (90) days thereafter, then the Executive will have waived his right to terminate for Good Reason with respect to such grounds. For purposes of this Agreement, “Good Reason” means:

(i) a material reduction in the Executive’s duties or authority;

(ii)a failure by the Company to comply with any of the provisions of Section 4(b);

(iii) the Company’s requiring the Executive to be based at any office or location other than that described in Section 4(a) (ii);

(iv) the failure by the Company to comply with and satisfy Section 7(b); or

(v) the Company breaches any term or provision of this Agreement;

Notwithstanding the above, Good Reason shall not include any resignation by the Executive where Cause for the Executive’s termination by the Company exists or an isolated, insubstantial and/or inadvertent action not taken in bad faith by the Company and which is remedied by the Company within thirty (30) days after receipt of notice thereof if given by the Executive.

(d) Notice of Termination. Any termination during the Employment Period by the Company or by the Executive for Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and the Date of Termination.

(e) Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive’s employment is terminated by the Company other than for Cause or Disability, the date specified in the Notice of Termination (which shall not be less than thirty (30) nor more than sixty (60) days from the date such Notice of Termination is given), and (iii) if the Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given, provided that the Executive shall not have returned to the full-time performance of his duties during such thirty (30)-day period.

(f)  Resignation of All Other Positions. Effective upon the termination of the Executive’s employment for any reason, the Executive shall be deemed to have resigned from all positions the Executive holds as an officer of the Company or any of its affiliates.

6. Compensation Upon Termination

(a) Termination Without Cause or for Good Reason. The Executive will be entitled to the following benefits if, during the Employment Period, the Company terminates his employment without Cause or the Executive terminates his employment with the Company or any affiliated company for Good Reason; provided with respect to the payments set forth in paragraphs (ii) and (iii) below, the Executive signs and delivers a general release and waiver of all claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company and such release has become effective and irrevocable (the “Release”) (for avoidance of doubt, no release is required in connection with the payments set forth in paragraph (i) below).

(i) Accrued Obligations. The Accrued Obligations are the sum of: (1) the accrued but unpaid amount of the Executive’s Annual Base Salary that remains unpaid through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given; (2) the amount, if any, of any Annual Bonus compensation theretofore earned under Section 4(b)(ii) which has not yet been paid; (3) the product of the Annual Bonus paid or payable, including by reason of deferral, for the most recently completed year and a fraction, the numerator of which is the number of days in the current year through the Date of Termination and the denominator of which is 365; (4) any benefits or awards (including both the cash and stock components) which pursuant to the terms of any plans, policies or programs have been earned or become payable, but which have not yet been paid to the Executive (but not including amounts that previously had been deferred at the Executive’s request, which amounts will be paid in accordance with the Executive’s existing directions); and (5) all unreimbursed business expenses properly incurred on behalf of the Company by the Executive. The Accrued Obligations will be paid to the Executive in a lump sum cash payment within ten (10) days after the Date of Termination or such earlier date as required by law;

(ii) Salary Continuance Benefit. The Salary Continuance Benefit is an amount equal to 2.0 times the Executive’s Final Compensation. For purposes of this Agreement, “Final Compensation” means the Annual Base Salary in effect at the Date of Termination, plus the highest Annual Bonus paid or payable for the two most recently completed years. The Salary Continuance Benefit will be paid to the Executive in a lump sum cash payment within sixty (60) days after the Date of Termination, subject to compliance with Section 16 of this Agreement regarding the requirements of Section 409A of the Internal Revenue Code of 1986 (the “Code”), if applicable;

(iii) Welfare Continuance Benefit. The Company shall pay you a welfare continuance benefit (the “Welfare Continuance Benefit”) in an amount equal to the product of (x) the amount of the Company’s monthly contribution pursuant to its current plan, or plans, in effect as of the Date of Termination to provide group health, dental and vision insurance benefits made available to similarly situated officers of the Company (for avoidance of doubt, that monthly contribution is $720 as of the date of this Agreement), times (y) twenty-four (24). The Welfare Continuance Benefit will be paid to the Executive in a lump sum cash payment within sixty (60) days after the Date of Termination, subject to compliance with Section 16 of this Agreement regarding the requirements of Section 409A of the Code, if applicable.

(iv)  Equity Acceleration. All outstanding Awards (as defined in the applicable equity award plan of Bankshares) shall vest in accordance with the terms of the applicable award agreement or other governing document pursuant to which an Award is granted (the “Award Agreement”), except that, solely for purposes of determining vesting in such Awards that are outstanding as of the date of this Agreement and subject to the Release requirement herein, you will be treated as if you are eligible to receive severance pay under the Atlantic Union Bankshares Executive Severance Plan for purposes of applying the terms of the applicable Award Agreement.

(b) Death. If the Executive dies during the Employment Period, this Agreement will terminate without any further obligation on the part of the Company under this Agreement, other than for (i) payment of the Accrued Obligations and six months of the Executive’s Annual Base Salary (which shall be paid to the Executive’s beneficiary or beneficiaries named on Exhibit 1 to this Agreement (or if none, to his estate) in a lump sum cash payment within sixty (60) days after the date of Executive’s death); (ii)  payment of an amount equal to the Welfare Continuance Benefit calculated under Section 6(b)(iii) (which shall be paid to the Executive’s beneficiary or beneficiaries named on Exhibit 1 to this Agreement (or if none, to her estate) in a lump sum cash payment within sixty (60) days after the date of Executive’s death); and (iii) the timely payment of all death and retirement benefits pursuant to the terms of any plan, policy or arrangement of the Company and its affiliated companies.

(c) Disability. If the Executive’s employment is terminated because of the Executive’s Disability during the Employment Period, this Agreement will terminate without any further obligation on the part of the Company under this Agreement, other than for (i) payment of the Accrued Obligations and six months of the Executive’s Annual Base Salary (which shall be paid to the Executive in a lump sum cash payment within sixty (60) days after the Date of Termination, subject to compliance with Section 16 of this Agreement regarding the requirements of Section 409A of the Code, if applicable); (ii) the timely payment or provision of the Welfare Continuance Benefit for 24 months following the Date of Termination; and (iii) the timely payment of all disability and retirement benefits pursuant to the terms of any plan, policy or arrangement of the Company and its affiliated companies.

(d) Cause; Other than for Good Reason. If the Executive’s employment is terminated for Cause during the Employment Period, this Agreement will terminate without any further obligation to the Executive other than the payment to the Executive of the Annual Base Salary through the Date of Termination, plus the amount of any compensation previously deferred by the Executive paid in accordance with the terms of the plan or program under which such compensation was deferred and applicable law, and all unreimbursed business expenses properly incurred by the Executive. If the Executive terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement will terminate without any further obligation to the Executive other than for the Accrued Obligations (which will be paid in a lump sum in cash within sixty (60) days after the Date of Termination or such earlier date required by law) and any other benefits to which the Executive may be entitled pursuant to the terms of any plan, program or arrangement of the Company and its affiliated companies.

(e) Maximum Benefit. No amounts will be payable and no benefits will be provided under this Agreement to the extent that such payments or benefits, together with other payments or benefits under other plans, agreements or arrangements, would make the Executive liable for the payment of an excise tax under Section 4999 of the Code, or any successor provision. The amounts otherwise payable and the benefits otherwise to be provided under this Agreement shall be reduced in a manner determined by the Company (by the minimum possible amount) that is consistent with the requirements of Section 409A of the Code until no amount payable to the Executive will be subject to such excise tax. All calculations and determinations under this Section 6(e) shall be made by an independent accounting firm or independent tax counsel appointed by the Company (the “Tax Advisor”) whose determinations shall be conclusive and binding on the Company and the Executive for all purposes. The Tax Advisor may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Company shall bear all costs of the Tax Advisor.

7. Binding Agreement; Successors

(a) This Agreement will be binding upon and inure to the benefit of the Executive (and his personal representative), the Company and any successor organization or organizations which shall succeed to substantially all of the business and property of the Company, whether by means of merger, consolidation, acquisition of all or substantially of all of the assets of the Company or otherwise, including by operation of law.

(b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(c) For purposes of this Agreement, the term “Company” includes any subsidiaries of the Company and any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Company ceases to exist; provided, however, that for purposes of determining whether a Change in Control has occurred herein, the term “Company” refers to Atlantic Union Bankshares Corporation or its successors.

8. Fees and Expenses; Mitigation

(a) The Company will pay or reimburse the Executive for all costs and expenses, including without limitation court costs and reasonable attorneys’ fees, incurred by the Executive (i) in contesting or disputing any termination of the Executive’s employment or (ii) in seeking to obtain or enforce any right or benefit provided by this Agreement, in each case provided the Executive is the prevailing party in a proceeding brought in a court of competent jurisdiction. The Company shall reimburse the foregoing costs on a current basis after the Executive submits a claim for reimbursement with the proper documentation of the costs and expenses, provided that no expense will be reimbursed after the end of the year following the year in which the expense is incurred.

(b) The Executive shall not be required to mitigate the amount of any payment the Company becomes obligated to make to the Executive in connection with this Agreement, by seeking other employment or otherwise.

The amount of any payment provided for in Section 6 shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

9. No Employment Contract

Nothing in this Agreement will be construed as creating an employment contract between the Executive and the Company prior to a Change in Control.

10. Survival of Certain Restrictive Covenants

Section 5(a) of the Employment Agreement, dated as of the same hereof, between the Company and the Executive with respect to the Executive’s covenants concerning noncompetition will not apply to the Executive after she ceases to be employed by the Company, unless the Executive is entitled to receive the severance benefits provided for in Section 6 of this Agreement in connection with the termination of her employment without Cause or for Good Reason in which case the restrictions imposed by Section 5(a) in the Employment Agreement will continue to apply. The non-solicitation and non-piracy restrictions in Sections 5(b) and 5(c) of the Employment Agreement and the confidentiality provisions in Section 5(f) of the Employment Agreement, together with the other provisions of Section 5, except to the extent Section 5(a) of the Employment Agreement may not apply as provided above, will survive the termination of the Employment Agreement and are incorporated into and made a part of this Agreement as though Section 5 of the Employment Agreement were set forth in full in this Agreement and shall apply in all circumstances.

11. Notice

Any notices and other communications provided for by this Agreement will be sufficient if in writing and delivered in person, or sent by registered or certified mail, postage prepaid (in which case notice will be deemed to have been given on the third day after mailing), or by overnight delivery by a reliable overnight courier service (in which case notice will be deemed to have been given on the day after delivery to such courier service). Notices to the Company shall be directed to the Secretary of the Company, with a copy directed to the Chairman of the Board. Notices to the Executive shall be directed to his last known address.

12. Definition of a Change in Control

No benefits shall be payable hereunder unless there shall have been a Change in Control of the Company during the Change in Control Period as set forth below. For purposes of this Agreement, a “Change in Control” means:

(a) The acquisition by any Person of beneficial ownership of 20% or more of the then outstanding shares of common stock of the Company, provided that an acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege) shall not constitute a Change in Control.

(b) Individuals who constitute the Board on the date of this Agreement (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company.

(c) Consummation by the Company of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(i) more than 50% of the then outstanding shares of common stock of the corporation resulting from the Reorganization is beneficially owned by all or substantially all of the former shareholders of the Company in substantially the same proportions as their ownership existed in the Company immediately prior to the Reorganization;

(ii) no Person beneficially owns 20% or more of either (1) the then outstanding shares of common stock of the corporation resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; and

(iii) at least a majority of the members of the board of directors of the corporation resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization.

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or the consummation of a sale or other disposition of all or substantially all of the assets of the Company.

(e) For purposes of this Agreement, “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Exchange Act.

(f) The foregoing definition of Change in Control shall be modified to the extent necessary to be consistent with and interpreted in accordance with Code Section 409A and regulations issued thereunder.

13. Miscellaneous

No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in a writing signed by the Executive and the Chairman of the Board, Chief Executive Officer, or President of Bankshares. This Agreement replaces and supersedes any prior agreements, written or oral, relating to the subject matter hereof, and all such agreements is hereby terminated and is without any further legal force or effect. No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not expressly set forth in this Agreement, except for the Employment Agreement of even date herewith.

14.  Arbitration/Venue.

(a) Both the Company and the Executive acknowledge and agree that any dispute or controversy arising out of, relating to, or in connection with the Executive’s employment or this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration unless otherwise required by law, to be held in Richmond, Virginia in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The party against whom the arbitrator(s) shall render an award shall pay the other party’s reasonable attorneys’ fees and other reasonable costs and expenses in connection with the enforcement of its rights under this Agreement (including the enforcement of any arbitration award in court), unless and to the extent the arbitrator(s) shall determine that, under the circumstances, recovery by the prevailing party of all or a part of any such fees and costs and expenses would be unjust.

(b) The arbitrator(s) shall apply Virginia law to the merits of any dispute or claim, without reference to rules of conflicts of law.

(c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator. To the extent any dispute between the parties is or becomes part of a judicial proceeding, the exclusive venue for any such proceeding shall be the Circuit Court of Henrico County, Virginia or the federal district court in Richmond, Virginia, selected at the option of the Company and to which the Executive waives all objections and consent to personal jurisdiction.

(d) THE EXECUTIVE HEREBY CONFIRMS THE EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION 14, WHICH DISCUSSES ARBITRATION, AND UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, THE EXECUTIVE AGREES, EXCEPT AS PROVIDED IN SECTION 14(c), TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THE EXECUTIVE’S EMPLOYMENT, THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EXECUTIVE’S RELATIONSHIP WITH THE COMPANY

15. Validity/Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Should any part of this Agreement be declared or held illegal, invalid or unenforceable, such determination shall not affect the legality, validity or enforceability of any remaining portion or provision of this Agreement, which remaining portions and provisions shall remain in full force and effect as if the Agreement had been executed without the illegal, invalid or unenforceable portion.

16. Deferred Compensation Omnibus Provision.

(a) It is intended that payments and benefits under this Agreement that are considered to be deferred compensation subject to Section 409A of the Code shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided for therein for non-compliance. Notwithstanding any other provision of this Agreement, Bankshares’ Compensation Committee or Board is authorized to amend this Agreement, to amend or void any election made by the Executive under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by it to be necessary or appropriate to comply with Section 409A of the Code. For purposes of this Agreement, all rights to payments and benefits hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Code.

(b) If the Executive is deemed on the date of separation of service with the Company to be a “specified employee,” as defined in Section 409A(a)(2)(B) of the Code, then payment of any amount or provision of any benefit under this Agreement that is considered deferred compensation subject to Section 409A of the Code shall not be made or provided prior to the earlier of (A) the expiration of the six-month period measured from the date of separation of service or (B) the date of death (the “409A Deferral Period”).

(c) In the case of benefits that are subject to Section 409A of the Code, the Executive may pay the cost of benefit coverage, and thereby obtain benefits, during the 409A Deferral Period and then be reimbursed by the Company when the 409A Deferral Period ends. Not later than ten (10) days after the end of the 409A Deferral Period, all payments delayed pursuant to this Section 16 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided as originally scheduled.

(d) “Termination of employment” shall have the same meaning as “separation of service,” as that phrase is defined in Section 409A of the Code (taking into account all rules and presumptions provided for in the Section 409A regulations).

(e)When, if ever, a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within sixty (60) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

(f)Notwithstanding any of the provisions of this Agreement, neither the Company the Company’s affiliates, nor any of the Company’s officers, directors, employees, agents or representatives shall be liable to the

Executive if any payment or benefit which is to be provided pursuant to this Agreement and which is considered deferred compensation subject to Section 409A of the Code otherwise fails to comply with, or be exempt from, the requirements of Section 409A of the Code.

17.Withholding. All payments required to be made by the Company hereunder to Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation.

18. Clawback. The Executive agrees that any incentive based compensation or award that he receives, or has received, from the Company or its Affiliates under this Agreement or otherwise, will be subject to clawback by the Company as may be required by applicable law or stock exchange listing requirement and on such basis as the Board determines, but in no event with a look-back period of more than three years, unless required by applicable law or stock exchange listing requirement.

19.          Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. In the event that any signature is executed or delivered by means of an electronic signature (such as DocuSign), facsimile or scanned pages via electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such electronic signature, facsimile or scanned pages were the original signed version thereof delivered in person.

20. No Construction Against Any Party. This Agreement is the product of informed negotiations between parties. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by all parties. The parties agree neither party was in a superior bargaining position regarding the substantive terms of this Agreement.

21.Interpretation. Words importing any gender include all genders. Words importing the singular form shall include the plural and vice versa. The terms “herein,” “hereunder,” “hereby,” “hereto,” “hereof” and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect. Any reference to “days” shall refer to calendar days unless specifically provided otherwise.

[Signatures follow on next page.]

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of each of Atlantic Union Bankshares Corporation and Atlantic Union Bank and by the Executive, as of the date first above written.

ATLANTIC UNION BANKSHARES CORPORATION

By: /s/ John Asbury

John C. Asbury

Chief Executive Officer

ATLANTIC UNION BANK

By: /s/ John Asbury

John C. Asbury

Chief Executive Officer

EXECUTIVE:

/s/ Robert M. Gorman

Robert M. Gorman

EXHIBIT 1

BENEFICIARY DESIGNATION

I hereby designate the following person(s) as a beneficiary for the purposes of Section 6(b) to the extent of the percentage interest listed next to their name:

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NAME PERCENTAGE INTEREST

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TOTAL (CANNOT EXCEED 100%)

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